Exhibit 99.1

GrafTech Acquires Minority Interest in Seadrift Coke L.P.

PARMA, Ohio--(BUSINESS WIRE)--GrafTech International Ltd. (NYSE:GTI) today announced that it has acquired an 18.9 percent minority interest in Seadrift Coke L.P. (Seadrift), a privately held producer of petroleum needle coke, from Falcon Mezzanine Partners, L.P. for $135 million. Seadrift is the world’s second largest needle coke producer. Needle coke is the primary raw material used to manufacture graphite electrodes and represents approximately 40 percent of GrafTech’s total cost to produce a graphite electrode.

GrafTech will utilize approximately $35 million of cash on hand to fund the purchase price with the remainder to be financed utilizing our revolving credit facility. GrafTech expects to repay the amount drawn on the revolver with operating cash flow within the next 12 months.

“The transaction is expected to be accretive to earnings in 2008 and underscores our belief in the strong graphite electrode industry supply chain fundamentals. Based on market conditions, we expect the supply of needle coke to remain tight for the foreseeable future and our strategic investment in Seadrift will allow us to share in anticipated favorable economic returns”, said GrafTech Chief Executive Officer Craig Shular.

The investment in Seadrift includes minority rights consisting of one out of five Board seats and a put provision, whereby GrafTech can exercise its right to sell its stake in Seadrift for fair market value, exercisable beginning in May 2011. Additional minority rights associated with the investment are detailed in the 8-K filing.

GrafTech does not expect its minority interest in Seadrift to affect its most recently issued guidance for 2008, as its proportionate share of Seadrift's earnings will be reported as ‘Other Income’, which is excluded from the Company’s operational results and guidance.

About GrafTech International Ltd.

GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in 80 countries engaged in the manufacture of steel, automotive products and electronics. We manufacture graphite electrodes, products essential to the production of electric arc furnace steel. We also manufacture thermal management, fuel cell and other specialty graphite and carbon products for, and provide services to, the electronics, power generation, solar, oil and gas, transportation, petrochemical and other metals markets. We operate 11 manufacturing facilities strategically located on four continents. For additional information on GrafTech International Ltd., call 216-676-2000, or visit our website at www.graftech.com.

About Seadrift Coke L.P.

Seadrift Coke L.P. is the second largest producer of petroleum needle coke. The Seadrift coker was built in 1983 and is the world’s newest petroleum needle coker. The coker’s current capacity approaches 180,000 metric tons per year. The Seadrift plant is almost entirely self-sufficient, requiring only supplies of feedstock and fresh water to run continuously. In addition to calcined needle coke, the operation produces fuel gas, naphtha, gas oil and electricity as by-products.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: benefits of acquisitions and minority interests; preliminary unaudited results and outlook for 2008; estimated future capital expenditures and their impact on product quality and efficiencies; growth rates and future production and sales of raw materials or products that incorporate or that are produced using our products; changes in production capacity in our operations and our vendors’ or customers’ operations; the constancy of our operating levels; growth rates for, future prices and sales of, and demand for raw materials, our products and our customers’ products; costs of materials and production, including anticipated increases therein; productivity, business process and operational initiatives, and their impact on us; our position in markets we serve; tax rates and the effects of jurisdictional mix and nonrecurring and other items; capital expenditures and their impact on us; nature and timing of restructuring charges and payments; future operational and financial performance; strategic plans; regional and global economic and industry market conditions, changes in such conditions and the impact thereof; interest rates; financing (including factoring) and deleveraging activities; stock repurchases plans; rationalization and restructuring activities; raw material and supply chain management; future sales, costs, working capital, revenues, business opportunities; operational and financial performance; debt levels; cash flows and use of cash; cost savings and reductions; margins; earnings; and growth plans. We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically performance has deviated, often significantly, from expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: changes in economic conditions or product end market conditions; non-attainment of anticipated EAF steel production; graphite electrode or needle coke manufacturing capacity increases; failure of increased EAF steel production or stable graphite electrode production to result in stable or increased graphite electrode demand, prices or sales volumes; differences between actual graphite electrode prices and spot or announced prices; changes in inventory management and utilization or in supply chain management; consolidation of steel producers; limitations on the amounts of or delays in the timing of our capital expenditures; absence of successful development and commercialization of new or improved products or subsequent displacement thereof by other products or technologies; failure to expand manufacturing capacity to meet growth in demand, if any; inability to protect our intellectual property rights or infringement of intellectual property rights of others; unanticipated developments in legal proceedings or litigation; non-realization of price increases or adjustments; non-realization of anticipated benefits from organizational changes and restructurings; significant changes in our provision for income taxes and effective income tax rate; unanticipated developments relating to health, safety or environmental compliance or remediation obligations or liabilities to third parties, labor relations, raw materials or energy; unavailability of raw materials; changes in the cost of key and other raw materials, including petroleum based coke, by reason of shortages, market pricing, pricing terms in applicable supply contracts, or other events; changes in credit markets, changes in market prices of our securities, or other events that affect our financing and capital structure plans; changes in interest or currency exchange rates, competitive conditions, including growth by producers in developing countries and the mix, distribution, and pricing of their products; inflation; changes in appropriation of government funds or failure to satisfy conditions to government grants; changes in performance that affect financial covenant compliance or funds available for borrowing; failure to achieve earnings or other estimates; business interruptions adversely affecting our ability to supply our products; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.

GTI-G

CONTACT:
GrafTech International Ltd.
Kelly Powell, Manager, Investor Relations, 216-676-2000